Exhibit 1.01

Conflict Minerals Report of CommScope Holding Company, Inc.

For the Calendar Year Ended December 31, 2022

Pursuant to Rule 13P-1 Under The Securities Exchange Act of 1934

CommScope Holding Company, Inc. presents this Conflict Minerals Report for the reporting period of January 1, 2022 to December 31, 2022 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. Unless otherwise specified or unless the context otherwise requires, references to “CommScope,” “we,” “us” or “our” refer to CommScope Holding Company, Inc. and its consolidated subsidiaries.

Overview of our Conflict Minerals Program

CommScope is a leading global provider of infrastructure solutions for communication networks. In 2014, our leaders defined a sustainability philosophy on corporate responsibility that embraces our core company values. In keeping with our values and supporting our efforts to respect people and our planet, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner and source raw materials only from reputable organizations pursuant to our Conflict Minerals Policy (the “Policy”) and following the Organisation for Economic Co-operation and Development (“OECD”) due diligence framework, third edition. The Policy is available on our website at https://www.commscope.com/Docs/Corporate-Responsibility/Supplier-Responsibility/CommScope_Conflict_Minerals_Policy.pdf.

CommScope Products

Conflict minerals in the form of tin, tantalum, tungsten and gold were necessary to the functionality or production of products we manufactured or contracted to have manufactured during 2022 within our operating segments (as reported in 2022) as follows:

•
Connectivity and Cable Solutions - Provides fiber optic and copper connectivity and cable solutions for use in telecommunications, cable television, residential broadband networks, data centers and business enterprises. The portfolio includes network solutions for indoor and outdoor network applications. Indoor network solutions include optical fiber and twisted pair structured cable solutions, intelligent infrastructure management hardware and software and network rack and cabinet enclosures. Outdoor network solutions are used in both local-area and wide-area networks and “last mile” fiber-to-the-home installations, including deployments of fiber-to-the-node, fiber-to-the-premises and fiber-to-the-distribution point to homes, businesses and cell sites.
•
Outdoor Wireless Networks - Focuses on the macro and metro cell markets and includes base station antennas, RF filters, tower connectivity, microwave antennas, metro cell products, cabinets, steel, accessories, Spectrum Access Systems and Comsearch.
•
Networking, Intelligent Cellular and Security Solutions - Targets both public and private networks for campuses, venues, data centers and buildings and combines Wi-Fi and switching, distributed antenna systems, licensed and unlicensed small cells and enterprise fiber and copper infrastructure.
•
Access Network Solutions - Include cable modem termination systems (CMTS), video infrastructure, distribution and transmission equipment and cloud solutions that enable facility-based service providers to construct a state-of-the-art residential and metro distribution network.
•
Home Networks - Subscriber-based solutions that support broadband and video applications including devices that provide residential connectivity to a service provider’s network, such as digital subscriber line and cable modems and telephony and data gateways that incorporate routing and Wi-Fi functionality. Video offerings include set top boxes that support cable, satellite and Internet Protocol television content delivery and include products such as digital video recorders, high definition set top boxes and hybrid set top devices.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) and due diligence on the source and chain of custody using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to determine whether any of the necessary conflict minerals in our 2022 products originated in the Democratic Republic of the Congo (“DRC”) and the adjoining countries (the “Covered Countries”) or were conflict minerals from recycled or scrap sources. The term "conflict minerals" comes from section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Conflict Minerals Rule, 17 CFR Parts 240 and 249b, and is defined as columbite-tantalite, also known as coltan (from which tantalum is derived); cassiterite (tin); gold; wolframite (tungsten); or their derivatives; or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the DRC or any of the Covered Countries. To make the RCOI determination, we engaged our suppliers to identify the smelters and refiners (“facilities”) of necessary conflict minerals that may have been contained in our products and reviewed available information on the sourcing of conflict minerals by facilities, including information about the facilities provided by RMI regarding processors of conflict minerals.

Our RCOI included:

•
Identifying relevant in scope suppliers from our Enterprise Resource Planning software for inclusion in the RCOI Conflict Mineral survey. These suppliers provided materials, parts, components containing necessary conflict minerals.
•
Performing risk assessments or collecting data from suppliers using the RMI CMRT which included questions about the location or mine of origin from in scope suppliers.
•
Requiring, as part of the survey and our accompanying communications, that, when requested, suppliers provide a statement indicating that conflict minerals are not in use in the supplied parts or complete the CMRT. The CMRT is used to provide CommScope information from the vendors’ supply chains regarding facilities and the origin of necessary conflict minerals processed at these facilities.
•
If needed, following up with suppliers to clarify, update or complete information reported to us through the CMRT or their statement. Responses requiring follow-up included issues with completeness, consistency, supplier’s completeness of facility data, traceability, and indicating conflict minerals were not used in their products when assessed high risk as containing conflict minerals.

We have communicated to suppliers that we expect all materials supplied to CommScope to be free of conflict minerals from facilities which directly or indirectly support the illegal armed groups in the DRC region. However, continuing to source from conformant facilities from Covered Countries is acceptable.

RCOI Conflict Minerals Status

We have determined with respect to our products containing necessary conflict minerals that we know or have reason to believe that some of the necessary conflict minerals originated or may have originated in the Covered Countries.

Conflict Minerals Due Diligence Measures

Our conflict minerals due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition 2016) (the “OECD Guidance”), a recognized due diligence framework. We conducted due diligence measures on the source and chain of custody of our conflict minerals to determine whether these conflict minerals originated in the DRC or any of the Covered Countries and financed or benefited non-state armed groups in any of these countries.

Design of our Due Diligence Measures

The design of our due diligence measures is specific to our downstream position in the minerals supply chain and the OECD recommendations for downstream actors that have no direct relationships to facilities. As a member of RMI, we evaluate all facilities reported by suppliers against the RMI Smelter Database and the RMI RCOI Data to determine facility validity and country of origin.

The design of our due diligence process includes the following steps:

1.
Establishment of strong internal company management systems, including the following:
•
Conflict Minerals Policy.
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Cross-functional Team that includes Procurement, Quality, Product Compliance, and Legal, with executive management support.
•
Conflict minerals process document as part of our ISO 9001/TL9000 Quality Management System “Due Diligence Process for Reporting of Conflict Minerals.”
•
Identify and assess conflict minerals risks in our supply chain.
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Design and implement strategies to respond to conflict minerals risks identified.
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Supplier agreement language that includes supplier responsible minerals requirements.
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Utilizing a conflict mineral management system that includes data storage, analysis and reporting.
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Employees and external parties have access to an ethics reporting system, the CommAlert Line (866-277-2410), or may report via the website https://commalert.alertline.com or email CommScope’s Corporate Ethics Officer at ethics@commscope.com.
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Contribute to independent third-party audits of the due diligence practices of conflict minerals facilities by participating in industry organizations.
•
Report on our conflict minerals supply chain due diligence activities.

2.
Design and implementation of a strategy to respond to identified risks

As a downstream supplier, we do not assess the due diligence practices of facilities. We assess supplier responses against internally established criteria for completeness, consistency and risk. We contact suppliers that provided incomplete, inaccurate or untraceable information to correct and/or obtain additional information. Unresponsive suppliers are identified and forwarded to the Procurement team for further review. Each unresponsive supplier is indicated in a report provided to the Conflict Minerals Corporate Management Team for supplier review to determine if alternative sourcing will be pursued. We encourage in scope suppliers to urge facilities in their supply chain to join the Responsible Minerals Assurance Process (“RMAP”). We evaluate all facilities reported by suppliers against the RMI Smelter Database and the RMI RCOI Data to determine facility validity and country of origin.

3.
Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices

We support the industry initiative that conducts audits of facilities’ due diligence activities and we encourage our suppliers to source from facilities that participate in the RMAP. As a downstream supplier, we do not have a direct relationship with conflict minerals facilities and do not perform or direct audits of these entities within our supply chain. As a member of RMI, we utilized information made available by RMI concerning independent third-party audits of facilities and country of origin.

4.
Annual reporting through this Conflict Minerals Report.

Future Goals to Mitigate Risk

We are committed to continuously improving our RCOI and due diligence process and intend to take the following steps in 2023:

1.
Continue participation in RMI to drive the improvement of industry tools, resources and traceability programs.
2.
Continue to educate our suppliers and clearly communicate our expectations of our conflict minerals requirements.
3.
Review and follow-up with suppliers on reported unknown, incorrect and high-risk facilities.
4.
As applicable, review unresponsive or high-risk suppliers to determine if alternative sourcing is available.

Due Diligence Results

We had a response rate of 100% to our supplier RCOI and due diligence performed for facilities indicated by suppliers as having sources in the Covered Countries is as follows:

Based on the RMI RCOI Data (dated March 31, 2023) 38 smelters or refiners were identified as sourcing from the Covered Countries. All were listed on the RMI Conflict-Free Smelter list.

Four suppliers indicated a gold smelter located in Uganda. According to the RMI Smelter Database, the RMAP Audit status for this smelter is "RMI Due Diligence Review - Unable to Proceed," which means detailed sourcing information is not available at this time. RMI continues to urge this smelter to participate in the program.

Overall, of the 334 unique smelters identified by our suppliers and verified against RMI known smelters and refiners, 221 are listed as “Conformant” by RMI and 9 are “Active” (RMI Smelter Database, dated March 31, 2023).

Countries of origin and facilities used to process conflict minerals in COMMSCOPE products

The following list represents the facilities provided by suppliers, verified against RMI known smelters and refiners.

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
8853 S.p.A.	Gold	ITALY	CID002763
Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA	CID002708
Advanced Chemical Company	Gold	UNITED STATES OF AMERICA	CID000015
African Gold Refinery	Gold	UGANDA	CID003185
Agosi AG	Gold	GERMANY	CID000035
Aida Chemical Industries Co., Ltd.	Gold	JAPAN	CID000019
Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES	CID002560
Alexy Metals	Gold	UNITED STATES OF AMERICA	CID003500
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL	CID000058
Argor-Heraeus S.A.	Gold	SWITZERLAND	CID000077
Asahi Pretec Corp.	Gold	JAPAN	CID000082
Asahi Refining Canada Ltd.	Gold	CANADA	CID000924
Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA	CID000920
Asaka Riken Co., Ltd.	Gold	JAPAN	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	CID000103
AU Traders and Refiners	Gold	SOUTH AFRICA	CID002850
Augmont Enterprises Private Limited	Gold	INDIA	CID003461
Aurubis AG	Gold	GERMANY	CID000113
Bangalore Refinery	Gold	INDIA	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	CID000128
Boliden AB	Gold	SWEDEN	CID000157
C. Hafner GmbH + Co. KG	Gold	GERMANY	CID000176
C.I Metales Procesados Industriales SAS	Gold	COLOMBIA	CID003421
Caridad	Gold	MEXICO	CID000180
CCR Refinery - Glencore Canada Corporation	Gold	CANADA	CID000185
Cendres + Metaux S.A.	Gold	SWITZERLAND	CID000189
CGR Metalloys Pvt Ltd.	Gold	INDIA	CID003382
Chimet S.p.A.	Gold	ITALY	CID000233
Chugai Mining	Gold	JAPAN	CID000264
Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA	CID000343
Degussa Sonne / Mond Goldhandel GmbH	Gold	GERMANY	CID002867
Dijllah Gold Refinery FZC	Gold	UNITED ARAB EMIRATES	CID003348
Dowa	Gold	JAPAN	CID000401
DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF	CID000359
Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN	CID000425
Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN	CID003424
Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN	CID003425
Emerald Jewel Industry India Limited (Unit 1)	Gold	INDIA	CID003487
Emerald Jewel Industry India Limited (Unit 2)	Gold	INDIA	CID003488

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Emerald Jewel Industry India Limited (Unit 3)	Gold	INDIA	CID003489
Emerald Jewel Industry India Limited (Unit 4)	Gold	INDIA	CID003490
Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES	CID002561
Fidelity Printers and Refiners Ltd.	Gold	ZIMBABWE	CID002515
Fujairah Gold FZC	Gold	UNITED ARAB EMIRATES	CID002584
Geib Refining Corporation	Gold	UNITED STATES OF AMERICA	CID002459
GGC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA	CID002852
Gold by Gold Colombia	Gold	COLOMBIA	CID003641
Gold Coast Refinery	Gold	GHANA	CID003186
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA	CID002243
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA	CID001909
Guangdong Jinding Gold Limited	Gold	CHINA	CID002312
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA	CID000671
Heimerle + Meule GmbH	Gold	GERMANY	CID000694
Heraeus Germany GmbH Co. KG	Gold	GERMANY	CID000711
Heraeus Metals Hong Kong Ltd.	Gold	CHINA	CID000707
Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA	CID000767
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	CHINA	CID000773
HwaSeong CJ CO., LTD.	Gold	KOREA, REPUBLIC OF	CID000778
Industrial Refining Company	Gold	BELGIUM	CID002587
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA	CID000801
International Precious Metal Refiners	Gold	UNITED ARAB EMIRATES	CID002562
Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	CID000807
Istanbul Gold Refinery	Gold	TURKEY	CID000814
Italpreziosi	Gold	ITALY	CID002765
JALAN & Company	Gold	INDIA	CID002893
Japan Mint	Gold	JAPAN	CID000823
Jiangxi Copper Co., Ltd.	Gold	CHINA	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	CID000927
JSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	CID000493
JSC Uralelectromed	Gold	RUSSIAN FEDERATION	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN	CID000937
K.A. Rasmussen	Gold	NORWAY	CID003497
Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES	CID002563
Kazakhmys Smelting LLC	Gold	KAZAKHSTAN	CID000956
Kazzinc	Gold	KAZAKHSTAN	CID000957
Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA	CID000969
KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND	CID002511
Kojima Chemicals Co., Ltd.	Gold	JAPAN	CID000981
Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002605
Kundan Care Products Ltd.	Gold	INDIA	CID003463

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	CID001029
Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION	CID002865
L'azurde Company For Jewelry	Gold	SAUDI ARABIA	CID001032
Lingbao Gold Co., Ltd.	Gold	CHINA	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA	CID001058
L'Orfebre S.A.	Gold	ANDORRA	CID002762
LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF	CID001078
LT Metal Ltd.	Gold	KOREA, REPUBLIC OF	CID000689
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA	CID001093
Marsam Metals	Gold	BRAZIL	CID002606
Materion	Gold	UNITED STATES OF AMERICA	CID001113
Matsuda Sangyo Co., Ltd.	Gold	JAPAN	CID001119
MD Overseas	Gold	INDIA	CID003548
Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA	CID003575
Metallix Refining Inc.	Gold	UNITED STATES OF AMERICA	CID003557
Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CHINA	CID001147
Metalor Technologies S.A.	Gold	SWITZERLAND	CID001153
Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO	CID001161
Mitsubishi Materials Corporation	Gold	JAPAN	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	CID001193
MKS PAMP SA	Gold	SWITZERLAND	CID001352
MMTC-PAMP India Pvt., Ltd.	Gold	INDIA	CID002509
Modeltech Sdn Bhd	Gold	MALAYSIA	CID002857
Morris and Watson	Gold	NEW ZEALAND	CID002282
Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY	CID001220
Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	CID001236
NH Recytech Company	Gold	KOREA, REPUBLIC OF	CID003189
Nihon Material Co., Ltd.	Gold	JAPAN	CID001259
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION	CID001326
Pease & Curren	Gold	UNITED STATES OF AMERICA	CID002872
Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA	CID001362
Planta Recuperadora de Metales SpA	Gold	CHILE	CID002919
Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	CID001397
PX Precinox S.A.	Gold	SWITZERLAND	CID001498
QG Refining, LLC	Gold	UNITED STATES OF AMERICA	CID003324

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA	CID001512
Refinery of Seemine Gold Co., Ltd.	Gold	CHINA	CID000522
REMONDIS PMR B.V.	Gold	NETHERLANDS	CID002582
Royal Canadian Mint	Gold	CANADA	CID001534
SAAMP	Gold	FRANCE	CID002761
Sabin Metal Corp.	Gold	UNITED STATES OF AMERICA	CID001546
Safimet S.p.A	Gold	ITALY	CID002973
SAFINA A.S.	Gold	CZECHIA	CID002290
Sai Refinery	Gold	INDIA	CID002853
Samduck Precious Metals	Gold	KOREA, REPUBLIC OF	CID001555
Samwon Metals Corp.	Gold	KOREA, REPUBLIC OF	CID001562
Sancus ZFS (L’Orfebre, SA)	Gold	COLOMBIA	CID003529
Sellem Industries Ltd.	Gold	MAURITANIA	CID003540
SEMPSA Joyeria Plateria S.A.	Gold	SPAIN	CID001585
Shandong Gold Smelting Co., Ltd.	Gold	CHINA	CID001916
Shandong Humon Smelting Co., Ltd.	Gold	CHINA	CID002525
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA	CID001622
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold	CHINA	CID002527
Shirpur Gold Refinery Ltd.	Gold	INDIA	CID002588
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA	CID001736
Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	CID001756
Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA	CID001761
Sovereign Metals	Gold	INDIA	CID003383
State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA	CID003153
Sudan Gold Refinery	Gold	SUDAN	CID002567
Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN	CID001798
SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF	CID002918
Super Dragon Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA	CID001810
T.C.A S.p.A	Gold	ITALY	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	CID001875
Tokuriki Honten Co., Ltd.	Gold	JAPAN	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA	CID001947
TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN	CID002615
Torecom	Gold	KOREA, REPUBLIC OF	CID001955
Umicore Precious Metals Thailand	Gold	THAILAND	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM	CID001980
United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA	CID001993
Valcambi S.A.	Gold	SWITZERLAND	CID002003
WEEEREFINING	Gold	FRANCE	CID003615
Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA	CID002030

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
WIELAND Edelmetalle GmbH	Gold	GERMANY	CID002778
Yamakin Co., Ltd.	Gold	JAPAN	CID002100
Yokohama Metal Co., Ltd.	Gold	JAPAN	CID002129
Yunnan Copper Industry Co., Ltd.	Gold	CHINA	CID000197
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	CID002224
AMG Brasil	Tantalum	BRAZIL	CID001076
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA	CID000211
D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA	CID002504
F&X Electro-Materials Ltd.	Tantalum	CHINA	CID000460
FIR Metals & Resource Ltd.	Tantalum	CHINA	CID002505
Global Advanced Metals Aizu	Tantalum	JAPAN	CID002558
Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA	CID002557
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA	CID002492
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002512
Jiangxi Tuohong New Raw Material	Tantalum	CHINA	CID002842
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID002506
KEMET de Mexico	Tantalum	MEXICO	CID002539
Materion Newton Inc.	Tantalum	UNITED STATES OF AMERICA	CID002548
Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA	CID001163
Mineracao Taboca S.A.	Tantalum	BRAZIL	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN	CID001192
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	CID001277
NPM Silmet AS	Tantalum	ESTONIA	CID001200
QuantumClean	Tantalum	UNITED STATES OF AMERICA	CID001508
Resind Industria e Comercio Ltda.	Tantalum	BRAZIL	CID002707
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CHINA	CID003583
Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION	CID001769
Taki Chemical Co., Ltd.	Tantalum	JAPAN	CID001869
TANIOBIS Co., Ltd.	Tantalum	THAILAND	CID002544
TANIOBIS GmbH	Tantalum	GERMANY	CID002545
TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY	CID002550
Telex Metals	Tantalum	UNITED STATES OF AMERICA	CID001891
Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN	CID001969
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA	CID000616
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA	CID002508
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA	CID001522
Alpha	Tin	UNITED STATES OF AMERICA	CID000292
An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM	CID002703
Aurubis Beerse	Tin	BELGIUM	CID002773
Aurubis Berango	Tin	SPAIN	CID002774

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA	CID003190
China Tin Group Co., Ltd.	Tin	CHINA	CID001070
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	BRAZIL	CID003486
CRM Synergies	Tin	SPAIN	CID003524
CV Ayi Jaya	Tin	INDONESIA	CID002570
CV Venus Inti Perkasa	Tin	INDONESIA	CID002455
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CHINA	CID003356
Dowa	Tin	JAPAN	CID000402
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	VIETNAM	CID002572
EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Estanho de Rondonia S.A.	Tin	BRAZIL	CID000448
Fabrica Auricchio Industria e Comercio Ltda.	Tin	BRAZIL	CID003582
Fenix Metals	Tin	POLAND	CID000468
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	CHINA	CID003410
Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA	CID000555
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA	CID003116
Jiangxi New Nanshan Technology Ltd.	Tin	CHINA	CID001231
Luna Smelter, Ltd.	Tin	RWANDA	CID003387
Magnu's Minerais Metais e Ligas Ltda.	Tin	BRAZIL	CID002468
Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	CID001105
Melt Metais e Ligas S.A.	Tin	BRAZIL	CID002500
Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA	CID001142
Mineracao Taboca S.A.	Tin	BRAZIL	CID001173
Minsur	Tin	PERU	CID001182
Mitsubishi Materials Corporation	Tin	JAPAN	CID001191
Modeltech Sdn Bhd	Tin	MALAYSIA	CID002858
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM	CID002573
Novosibirsk Tin Combine	Tin	RUSSIAN FEDERATION	CID001305
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES	CID002517
Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Pongpipat Company Limited	Tin	MYANMAR	CID003208
Precious Minerals and Smelting Limited	Tin	INDIA	CID003409
PT Aries Kencana Sejahtera	Tin	INDONESIA	CID000309
PT Artha Cipta Langgeng	Tin	INDONESIA	CID001399
PT ATD Makmur Mandiri Jaya	Tin	INDONESIA	CID002503
PT Babel Inti Perkasa	Tin	INDONESIA	CID001402

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
PT Babel Surya Alam Lestari	Tin	INDONESIA	CID001406
PT Bangka Prima Tin	Tin	INDONESIA	CID002776
PT Bangka Serumpun	Tin	INDONESIA	CID003205
PT Bangka Tin Industry	Tin	INDONESIA	CID001419
PT Belitung Industri Sejahtera	Tin	INDONESIA	CID001421
PT Bukit Timah	Tin	INDONESIA	CID001428
PT Cipta Persada Mulia	Tin	INDONESIA	CID002696
PT Menara Cipta Mulia	Tin	INDONESIA	CID002835
PT Mitra Stania Prima	Tin	INDONESIA	CID001453
PT Mitra Sukses Globalindo	Tin	INDONESIA	CID003449
PT Panca Mega Persada	Tin	INDONESIA	CID001457
PT Premium Tin Indonesia	Tin	INDONESIA	CID000313
PT Prima Timah Utama	Tin	INDONESIA	CID001458
PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA	CID003868
PT Rajawali Rimba Perkasa	Tin	INDONESIA	CID003381
PT Rajehan Ariq	Tin	INDONESIA	CID002593
PT Refined Bangka Tin	Tin	INDONESIA	CID001460
PT Sariwiguna Binasentosa	Tin	INDONESIA	CID001463
PT Stanindo Inti Perkasa	Tin	INDONESIA	CID001468
PT Sukses Inti Makmur	Tin	INDONESIA	CID002816
PT Timah Nusantara	Tin	INDONESIA	CID001486
PT Timah Tbk Kundur	Tin	INDONESIA	CID001477
PT Timah Tbk Mentok	Tin	INDONESIA	CID001482
PT Tinindo Inter Nusa	Tin	INDONESIA	CID001490
PT Tirus Putra Mandiri	Tin	INDONESIA	CID002478
PT Tommy Utama	Tin	INDONESIA	CID001493
Resind Industria e Comercio Ltda.	Tin	BRAZIL	CID002706
Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA	CID001539
Super Ligas	Tin	BRAZIL	CID002756
Thaisarco	Tin	THAILAND	CID001898
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA	CID002180
Tin Technology & Refining	Tin	UNITED STATES OF AMERICA	CID003325
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM	CID002574
VQB Mineral and Trading Group JSC	Tin	VIETNAM	CID002015
White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID002158
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA	CID003397
A.L.M.T. Corp.	Tungsten	JAPAN	CID000004
ACL Metais Eireli	Tungsten	BRAZIL	CID002833
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	BRAZIL	CID003427
Artek LLC	Tungsten	RUSSIAN FEDERATION	CID003553
Asia Tungsten Products Vietnam Ltd.	Tungsten	VIETNAM	CID002502
China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA	CID002641

List of facilities
Smelter/Refinery Name	Conflict Mineral	Location	RMI ID
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA	CID000258
CNMC (Guangxi) PGMA Co., Ltd.	Tungsten	CHINA	CID000281
Cronimet Brasil Ltda	Tungsten	BRAZIL	CID003468
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CHINA	CID003401
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA	CID003609
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA	CID002494
Global Tungsten & Powders LLC	Tungsten	UNITED STATES OF AMERICA	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	CID000218
H.C. Starck Tungsten GmbH	Tungsten	GERMANY	CID002541
Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA	CID003417
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA	CID000766
Hunan Jintai New Material Co., Ltd.	Tungsten	CHINA	CID000769
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA	CID002513
Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION	CID002649
Japan New Metals Co., Ltd.	Tungsten	JAPAN	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA	CID002551
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA	CID002321
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	CID002313
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA	CID002316
JSC "Kirovgrad Hard Alloys Plant"	Tungsten	RUSSIAN FEDERATION	CID003408
Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA	CID000966
Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA	CID000105
Lianyou Metals Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA	CID003407
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA	CID002319
Masan High-Tech Materials	Tungsten	VIETNAM	CID002543
Moliren Ltd.	Tungsten	RUSSIAN FEDERATION	CID002845
Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA	CID002589
NPP Tyazhmetprom LLC	Tungsten	RUSSIAN FEDERATION	CID003416
OOO “Technolom” 1	Tungsten	RUSSIAN FEDERATION	CID003614
OOO “Technolom” 2	Tungsten	RUSSIAN FEDERATION	CID003612
Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES	CID002827
TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY	CID002542
Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION	CID002724
Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA	CID002044
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA	CID002320
Xiamen Tungsten Co., Ltd.	Tungsten	CHINA	CID002082

Countries of origin for these facilities are believed to include: Andorra, Angola, Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Bangladesh, Belarus, Belgium, Benin, Bolivia, Botswana, Brazil, Brunei, Bulgaria, Burkina Faso, Burundi, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Costa Rica, Cote d'Ivoire, Croatia, Cuba, Cyprus, Czechia, Democratic Republic of the Congo, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, French Guiana, Gabon, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kazakhstan , Kenya, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Paraguay, Peru, Philippines, Poland, Portugal, Puerto Rico, Qatar, Republic of Korea, Romania, Russia, Russian Federation, Rwanda, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Slovenia, Solomon Islands, Somaliland, South Africa, South Korea, Spain, St Vincent and Grenadines, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Yemen, Zambia, Zimbabwe.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin

Through our participation in the RMI and requiring our suppliers to complete the CMRT we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.